                                                                     EXHIBIT 2.1


                          MASTER DISTRIBUTION AGREEMENT

                                     BETWEEN

                              ESS TECHNOLOGY, INC.

                                       AND

                                  VIALTA, INC.

                                 EFFECTIVE AS OF

                               _________ __, 2001

                               TABLE OF CONTENTS

                                                                                                    PAGE
ARTICLE I DISTRIBUTION................................................................................1
         Section 1.1       Distribution Date..........................................................1
         Section 1.2       Closing of Transactions....................................................1
         Section 1.3       Exchange of Secretary's Certificates.......................................2

ARTICLE II DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE DISTRIBUTION DATE.....................2
         Section 2.1       Documents to Be Delivered By ESS Technology................................2
         Section 2.2       Documents to Be Delivered by Vialta........................................3

ARTICLE III THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION.....................................3
         Section 3.1       Transactions Prior to the Distribution.....................................3
         Section 3.2       The Distribution...........................................................4
         Section 3.3       Conditions to Distribution.................................................6
         Section 3.4       Sole Discretion of ESS Technology..........................................6
         Section 3.5       Fractional Shares..........................................................7

ARTICLE IV COVENANTS AND OTHER MATTERS................................................................7
         Section 4.1       Other Agreements...........................................................7
         Section 4.2       Agreement For Exchange of Information......................................7
         Section 4.3       Auditors and Audits; Annual and Quarterly Statements and Accounting........9
         Section 4.4       Consistency with Past Practices...........................................10
         Section 4.5       Payment of Expenses.......................................................10
         Section 4.6       Dispute Resolution........................................................11
         Section 4.7       Governmental Approvals....................................................11
         Section 4.8       Representations and Warranties of ESS Technology..........................12
         Section 4.9       Representations and Warranties of Vialta..................................12
         Section 4.10      Cooperation in Obtaining New Agreements...................................13
         Section 4.11      Insurance Matters.........................................................13

ARTICLE V MISCELLANEOUS..............................................................................15
         Section 5.1       Limitation of Liability...................................................15
         Section 5.2       Entire Agreement..........................................................15
         Section 5.3       Governing Law.............................................................15
         Section 5.4       Termination...............................................................15
         Section 5.5       Notices...................................................................15
         Section 5.6       Counterparts..............................................................16
         Section 5.7       Binding Effect; Assignment................................................16
         Section 5.8       Severability..............................................................17
         Section 5.9       Waiver of Breach..........................................................17

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
         Section 5.10      Amendment and Execution...................................................17
         Section 5.11      Descriptive Headings......................................................17
         Section 5.12      Gender and Number.........................................................18
         Section 5.13      Additional Assurances.....................................................18
         Section 5.14      Force Majeure.............................................................18
         Section 5.15      Conflicting Agreements....................................................18

ARTICLE VI DEFINITIONS...............................................................................18
         Section 6.1       Ancillary Agreements......................................................18
         Section 6.2       Business Day..............................................................18
         Section 6.3       Code......................................................................18
         Section 6.4       Commission................................................................19
         Section 6.5       Disputes..................................................................19
         Section 6.6       Distribution..............................................................19
         Section 6.7       Distribution Agent........................................................19
         Section 6.8       Distribution Date.........................................................19
         Section 6.9       Distribution Ratio........................................................19
         Section 6.10      ESS Liabilities...........................................................19
         Section 6.11      ESS Technology Group......................................................19
         Section 6.12      ESS Technology's Auditors.................................................19
         Section 6.13      Exchange Act..............................................................19
         Section 6.14      Form 10 Registration Statement............................................19
         Section 6.15      GAAP......................................................................20
         Section 6.16      Governmental Approvals....................................................20
         Section 6.17      Governmental Authority....................................................20
         Section 6.18      Gray Cary.................................................................20
         Section 6.19      Information...............................................................20
         Section 6.20      Insurance Policies........................................................20
         Section 6.21      Insured Vialta Liabilities................................................20
         Section 6.22      Insured ESS Liabilities...................................................20
         Section 6.23      Liabilities...............................................................21
         Section 6.24      Person....................................................................21
         Section 6.25      Record Date...............................................................21
         Section 6.26      Subsidiary................................................................21
         Section 6.27      Transitional Service Schedules............................................21
         Section 6.28      Vialta's Auditors.........................................................21
         Section 6.29      Vialta Group..............................................................21
         Section 6.30      Vialta Liabilities........................................................22

                                    EXHIBITS

Exhibit A         Certificate of Secretary of ESS Technology

Exhibit B         Certificate of Secretary of Vialta

Exhibit C         Master Technology Ownership and License Agreement

Exhibit D         Employee Matters Agreement

Exhibit E         Tax Sharing and Indemnity Agreement

Exhibit F         Real Estate Matters Agreement

Exhibit G         Master Confidential Disclosure Agreement

Exhibit H         Master Transitional Services Agreement

                          MASTER DISTRIBUTION AGREEMENT

     This Master Distribution Agreement (this "AGREEMENT") is entered into as of __________, 2001, between ESS Technology, Inc., a California corporation ("ESS TECHNOLOGY"), and Vialta, Inc., a Delaware corporation ("VIALTA"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE VI hereof. ESS Technology and Vialta are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                    RECITALS

     WHEREAS, ESS Technology currently owns approximately 62% of the issued and outstanding capital stock of Vialta;

     WHEREAS, the Board of Directors of ESS Technology has determined that it is appropriate and desirable on the terms and conditions contemplated hereby to distribute to the holders of its common stock, by means of a pro rata distribution, approximately 51,460,881 of the shares of Vialta Class A common stock owned by ESS Technology (the "DISTRIBUTION"); and

     WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the Distribution.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DISTRIBUTION

     SECTION 1.1 DISTRIBUTION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of agreement in connection with the Distribution shall be 12:01 a.m., Pacific Time, [August 10], 2001 or such other date as may be fixed by the Board of Directors of ESS Technology (the "DISTRIBUTION DATE").

     SECTION 1.2 CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in ARTICLE II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with both Orrick Herrington & Sutcliffe LLP ("ORRICK"), 1020 Marsh Road, Menlo Park, California 94025, and Gray Cary Ware & Freidenrich LLP ("GRAY CARY"), 400 Capitol Mall, Suite 2400, Sacramento, California 95814, to be held in escrow for delivery as provided in SECTION 1.3 of this Agreement.

     SECTION 1.3 EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of ESS Technology in the form attached to this Agreement as EXHIBIT A, Orrick shall deliver to Vialta on behalf of ESS Technology all of the items required to be delivered by ESS Technology hereunder pursuant to SECTION 2.1 of this Agreement and each such item shall be deemed to be delivered to Vialta as of the Distribution Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Vialta in the form attached to this Agreement as EXHIBIT B, Gray Cary shall deliver to ESS Technology on behalf of Vialta all of the items required to be delivered by Vialta pursuant to SECTION 2.2 hereunder and each such item shall be deemed to be delivered to ESS Technology as of the Distribution Date upon receipt of such certificate.

                                   ARTICLE II

     DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE DISTRIBUTION DATE

     SECTION 2.1 DOCUMENTS TO BE DELIVERED BY ESS TECHNOLOGY. On or before the Distribution Date, ESS Technology will deliver, or will cause its appropriate Subsidiaries to deliver, to Vialta all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):

          (a) A duly executed Master Technology Ownership and License Agreement substantially in the form attached hereto as EXHIBIT C;

          (b) A duly executed Employee Matters Agreement substantially in the form attached hereto as EXHIBIT D;

          (c) A duly executed Tax Sharing and Indemnity Agreement substantially in the form attached hereto as EXHIBIT E;

          (d) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as EXHIBIT F;

          (e) A duly executed Master Confidential Disclosure Agreement substantially in the form attached hereto as EXHIBIT G;

          (f) A duly executed Master Transitional Services Agreement substantially in the form attached hereto as EXHIBIT H;

          (g) Resignations of each person who is an officer or director of any member of the Vialta Group immediately prior to the Distribution Date, but who will be an officer, director or employee of only ESS Technology from and after the Distribution Date; and

          (h) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof, including, without limitation, all Transitional Service Schedules to the Master Transitional Services Agreement and those documents referred to in SECTION 4.2.

     SECTION 2.2 DOCUMENTS TO BE DELIVERED BY VIALTA. As of the Distribution Date, Vialta will or will cause its appropriate Subsidiaries to deliver to ESS Technology all of the following:

          (a) In each case where Vialta is a party to any agreement or instrument referred to in SECTION 2.1, a duly executed counterpart of such agreement or instrument; and

          (b) Resignations of each person who is an officer or director of any member of the ESS Technology Group immediately prior to the Distribution Date, but who will be an officer, director or employee of only Vialta from and after the Distribution Date.

                                  ARTICLE III

              THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION

     SECTION 3.1 TRANSACTIONS PRIOR TO THE DISTRIBUTION. Subject to the conditions specified in SECTION 3.3 and SECTION 3.4, ESS Technology and Vialta shall use their reasonable commercial efforts to consummate the Distribution. Such efforts shall include, but not necessarily be limited to, those specified in this SECTION 3.1

          (a) Registration Statement. Vialta, with the cooperation and assistance of ESS Technology, shall register its Class A and Class B common stock under Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") by filing a Form 10 Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Form 10 Registration Statement as may be required by the Securities and Exchange Commission (the "COMMISSION") or federal, state or foreign securities laws. ESS Technology and Vialta shall also cooperate in preparing and filing with the Commission any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Distribution or the other transactions contemplated by this Agreement.

          (b) Information Statement. ESS Technology and Vialta shall prepare and mail, prior to the Distribution Date, to the holders of common stock of ESS Technology, such information concerning Vialta and the Distribution and such other matters as ESS Technology and Vialta shall reasonably determine are necessary and as may be required by law. ESS Technology and Vialta will prepare, and Vialta will, to the extent required under applicable law, file with the Commission any such documentation which ESS Technology and Vialta reasonably determine is necessary or desirable to effectuate the Distribution, and ESS Technology and Vialta shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (c) Other Matters. ESS Technology and Vialta shall consult with each other and their financial advisors regarding the timing, pricing and other material matters with respect to the Distribution.

          (d) Blue Sky. ESS Technology and Vialta shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          (e) OTC Bulletin Board. Vialta shall use its reasonable commercial efforts to (i) to make its Class A Common Stock an OTCBB-eligible security (pursuant to NASD Rule 6530) and (ii) to assist an eligible market maker in the submission of any forms or filings required by the NASD in order to permit the reporting of trades of Vialta's Class A Common Stock on the OTC Bulletin Board service.

     SECTION 3.2 THE DISTRIBUTION.

          (a) Delivery of Shares for Distribution. Subject to SECTION 3.3 hereof, on or prior to the date the Distribution is effective (the "DISTRIBUTION DATE"), ESS Technology will deliver to the distribution agent (the "DISTRIBUTION AGENT") to be appointed by ESS Technology to distribute to the shareholders of ESS Technology approximately 51,460,881 shares of Class A common stock of Vialta held by ESS Technology pursuant to the Distribution for the benefit of holders of record of common stock of ESS Technology on the Record Date, a single stock certificate, endorsed by ESS Technology in blank, representing that number of shares equal to:

               (i) the product of (x) the number of shares of ESS Technology common stock outstanding on the Record Date multiplied by (y) the Distribution Ratio; plus

               (ii) the number of shares of ESS Technology common stock equal to the number of holders of ESS Technology common stock on the Record Date;

and shall cause the transfer agent for the shares of common stock of ESS Technology to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Class A common stock of Vialta to each such holder or designated transferee or transferees of such holder.

          (b) Distribution Ratio. The "DISTRIBUTION RATIO" shall be equal to a fraction:

               (i) the numerator of which is

     A. the number of shares of Class A common stock of Vialta beneficially owned by ESS Technology on the Record Date; reduced by

     B. the number of holders of options to purchase ESS Technology common stock on the Record Date; and reduced by

     C. the number of holders of ESS Technology common stock on the Record Date; and

               (ii) the denominator of which is

     A. the number of shares of common stock of ESS Technology outstanding on the Record Date; plus

     B. the number of options to purchase ESS Technology common stock on the Record Date.

          (c) Delivery of Shares for Vialta Nonstatutory Stock Option Plan. Subject to Section 3.3 hereof, as soon as practicable after the Distribution Date, ESS Technology will deliver to Vialta a single stock certificate, endorsed by ESS Technology in blank, representing that number of shares equal to:

               (i) the product of (x) the number of shares subject to options to purchase shares of ESS Technology common stock outstanding on the Record Date multiplied by (y) the Distribution Ratio; plus

               (ii) the number of shares of ESS Technology common stock equal to the number of holders of options to purchase ESS Technology common stock outstanding on the Record Date;

     in order that Vialta may reserve such shares for issuance under its 2001 Nonstatutory Stock Option Plan.

          (d) Shares Received. Subject to SECTIONS 3.3 and 3.5, each holder of common stock of ESS Technology on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Class A common stock of Vialta equal to the number of shares of common stock of ESS Technology held by such holder on the Record Date multiplied by a fraction (x) the numerator of which is (i) the number of shares of Class A common stock of Vialta beneficially owned by ESS Technology on the Record Date reduced by (ii) the number of holders of options to purchase ESS Technology common stock on the Record Date reduced by (iii) the number of ESS Technology shareholders on the Record Date and (y) the denominator of which is
(i) the number of shares of common stock of ESS Technology outstanding on the Record Date plus (ii) the number of options to purchase ESS Technology common stock on the Record Date.

          (e) Obligation to Provide Information. Vialta and ESS Technology, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

          (f) Conditions. ESS Technology and Vialta shall take all reasonable steps necessary and appropriate to cause the conditions set forth in SECTION 3.3 to be satisfied and to effect the Distribution on the Distribution Date.

     SECTION 3.3 CONDITIONS TO DISTRIBUTION. The parties hereto shall use their reasonable commercial efforts to effect the Distribution prior to [August 10], 2001, or as soon thereafter as practicable. The obligations of the parties to consummate the Distribution shall be conditioned on the satisfaction, or written waiver by ESS Technology, of the following conditions:

          (a) Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

          (b) Registration Statement. The Form 10 Registration Statement shall have been filed and become effective, and there shall be no stop-order in effect with respect thereto.

          (c) OTC Bulletin Board. Trades in the common stock of Vialta shall be permitted to be reported on the OTCBB.

          (d) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution or any of the other transactions contemplated by this Agreement shall be in effect.

          (e) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution shall have been taken.

          (f) No Termination. This Agreement shall not have been terminated.

     SECTION 3.4 SOLE DISCRETION OF ESS TECHNOLOGY. ESS Technology currently intends to complete the Distribution by [August 10], 2001. ESS Technology shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, ESS Technology may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Vialta shall cooperate with ESS Technology in all respects to accomplish the Distribution and shall, at ESS Technology's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the Class A and B common stock of Vialta on an appropriate registration form or forms to be designated by ESS Technology. ESS Technology shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for ESS Technology; provided, however, that nothing herein shall prohibit Vialta from engaging its own financial, legal, accounting and other advisors in connection with the Distribution.

     SECTION 3.5 FRACTIONAL SHARES. No fractional shares will be issued. As soon as practicable after the Record Date, ESS Technology shall direct the Distribution Agent to determine the number of whole shares allocable to each holder of record or beneficial owner of common stock of ESS Technology as of the Record Date determined by rounding up fractional shares to the nearest whole share. ESS Technology and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of ESS Technology that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

     SECTION 4.1 OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments that are Exhibits to this Agreement, ESS Technology and Vialta agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

     SECTION 4.2 AGREEMENT FOR EXCHANGE OF INFORMATION. Each of ESS Technology and Vialta agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of ESS Technology or Vialta, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (a) Internal Accounting Controls; Financial Information. Until the seventh anniversary of the Distribution Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

          (b) Ownership of Information. Any Information owned by a party that is provided to a requesting party pursuant to this SECTION 4.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          (c) Record Retention. To facilitate the possible exchange of Information pursuant to this SECTION 4.2 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all tax, employee and financial Information in their respective possession or control on the Distribution Date for seven years after the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Distribution Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.


          (d) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this SECTION 4.2 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of SECTION 4.2(c).

          (e) Other Agreements Providing For Exchange of Information. The rights and obligations granted under this SECTION 4.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

          (f) Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under SECTION 4.6 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

     SECTION 4.3 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as ESS Technology is required by any governmental entity or regulatory body to include Vialta's results of operations and financial position in ESS Technology's financial reports, including but not limited to its audited financial statements:

          (a) Selection of Auditors. Vialta shall not select an accounting firm other than a nationally recognized accounting firm to serve as its (and its Subsidiaries') independent certified public accountants ("VIALTA'S AUDITORS") for purposes of providing an opinion on its consolidated financial statements without ESS Technology's prior written consent (which shall not be unreasonably withheld).

          (b) Date of Auditors' Opinion and Quarterly Reviews. Vialta shall use its reasonable commercial efforts to enable the Vialta Auditors to complete their audit such that they will date their opinion on Vialta's audited annual financial statements on the same date that ESS Technology's independent certified public accountants ("ESS TECHNOLOGY'S AUDITORS") date their opinion on ESS Technology's audited annual financial statements, and to enable ESS Technology to meet its timetable for the printing, filing and public dissemination of ESS Technology's annual financial statements.

Vialta shall use its reasonable commercial efforts to enable the Vialta Auditors to complete their quarterly review procedures such that they will provide clearance on Vialta's quarterly financial statements on the same date that ESS Technology's Auditors provide clearance on ESS Technology's quarterly financial statements.

          (c) Annual and Quarterly Financial Statements. Vialta shall provide to ESS Technology on a timely basis all Information that ESS Technology reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of ESS Technology's annual and quarterly financial statements. Without limiting the generality of the foregoing, Vialta will provide all required financial Information with respect to Vialta and its Subsidiaries to Vialta's Auditors in a sufficient and reasonable time and in sufficient detail to permit Vialta's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to ESS Technology's Auditors with respect to Information to be included or contained in ESS Technology's annual and quarterly financial statements. Similarly, ESS Technology shall provide to Vialta on a timely basis all Information that Vialta reasonably requires to meet its schedule for the preparation, printing, filing and public dissemination of Vialta's annual and quarterly financial statements. Without limiting the generality of the foregoing, ESS Technology will provide all required financial Information with respect to ESS Technology and its Subsidiaries to ESS Technology's Auditors in a sufficient and reasonable time and in sufficient detail to permit ESS Technology's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Vialta's Auditors with respect to Information to be included or contained in Vialta's annual and quarterly financial statements.

          (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Vialta shall authorize Vialta's Auditors to make available to ESS Technology's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Vialta and work papers related to the annual audits and quarterly reviews of Vialta, in all cases within a reasonable time prior to Vialta's Auditors' opinion date, so that ESS Technology's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Vialta's Auditors as it relates to ESS Technology's Auditors' report on ESS Technology's financial statements, all within sufficient time to enable ESS Technology to meet its timetable for the printing, filing and public dissemination of ESS Technology's annual and quarterly statements. Similarly, ESS Technology shall authorize ESS Technology's Auditors to make available to Vialta's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of ESS Technology and work papers related to the annual audits and quarterly reviews of ESS Technology, in all cases within a reasonable time prior to ESS Technology's Auditors' opinion date, so that Vialta's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of ESS Technology's Auditors as it relates to Vialta's Auditors' report on Vialta's statements, all within sufficient time to enable Vialta to meet its timetable for the printing, filing and public dissemination of Vialta's annual and quarterly financial statements.

          (e) Access to Books and Records. Vialta shall provide ESS Technology's internal auditors and their designees access to Vialta's and its Subsidiaries' books and records so that ESS Technology may conduct reasonable audits relating to the financial statements provided by Vialta pursuant hereto as well as to the internal accounting controls and operations of Vialta and its Subsidiaries. Similarly, ESS Technology shall provide Vialta's internal auditors and their designees access to ESS Technology's and its Subsidiaries' books and records so that Vialta may conduct reasonable audits relating to the financial statements provided by ESS Technology pursuant hereto as well as to the internal accounting controls and operations of ESS Technology and its Subsidiaries.

          (f) Notice of Change in Accounting Principles. Vialta shall give ESS Technology as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date. Vialta will consult with ESS Technology and, if requested by ESS Technology, Vialta will consult with ESS Technology's independent public accountants with respect thereto. ESS Technology shall give Vialta as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date.

          (g) Conflict with Third-Party Agreements. Nothing in SECTIONS 4.2 and
4.3 shall require Vialta to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary Information relating to that third party or its business.

     SECTION 4.4 CONSISTENCY WITH PAST PRACTICES. At all times prior to the Distribution Date, ESS Technology will cause Vialta to continue its research and development efforts, ship products, make payments, maintain properties, manage distribution channels and otherwise conduct business in the ordinary course, consistent with past practices.

     SECTION 4.5 PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Distribution, all costs and expenses of the parties hereto in connection with the Distribution (excluding internal costs and expenses of Vialta) shall be paid by ESS Technology.

     SECTION 4.6 DISPUTE RESOLUTION. Resolution of any and all disputes, claims and causes of action of any nature whatsoever (collectively, "DISPUTES"), arising from or in connection with this Agreement, shall be exclusively governed by and settled in accordance with the provisions of this SECTION 4.6.

          (a) Negotiation. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of ESS Technology and Vialta. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this SECTION 4.6(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty

(30) days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in SECTION 4.6(b), neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

          (b) Proceedings. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to SECTION 4.6(a), while such court action is pending.

          (c) Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this SECTION 4.6 with respect to all matters not subject to such dispute, controversy or claim.

     SECTION 4.7 GOVERNMENTAL APPROVALS. To the extent that the Distribution requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

     SECTION 4.8 REPRESENTATIONS AND WARRANTIES OF ESS TECHNOLOGY. ESS Technology hereby represents and warrants to Vialta as follows:

          (a) Organization, Good Standing and Qualification. ESS Technology is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted. ESS Technology is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Vialta's business or properties.

          (b) Corporate Power. ESS Technology has all requisite legal and corporate power to (i) execute and deliver this Agreement, the Ancillary Agreements and all applicable exhibits and schedules attached hereto and thereto at such times as are contemplated by this Agreement and the Ancillary Agreements; and (ii) perform its obligations hereunder and thereunder.

          (c) Due Authorization Execution and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreements by ESS Technology have been duly authorized by all necessary corporate or other actions, ESS Technology has duly and validly executed and delivered this Agreement and the Ancillary Agreements, and this Agreement and the Ancillary Agreements are the legal, valid and binding obligations of ESS Technology, enforceable against ESS Technology in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     SECTION 4.9 REPRESENTATIONS AND WARRANTIES OF VIALTA. Vialta hereby represents and warrants to ESS Technology as follows:


          (a) Organization, Good Standing and Qualification. Vialta is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

          (b) Corporate Power. Vialta has all requisite legal and corporate power to (i) execute and deliver this Agreement, the Ancillary Agreements and all applicable exhibits and schedules attached hereto and thereto at such times as are contemplated by this Agreement and the Ancillary Agreements; and (ii) perform its obligations hereunder and thereunder.

          (c) Due Authorization Execution and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Vialta have been duly authorized by all necessary corporate or other actions, Vialta has duly and validly executed and delivered this Agreement and the Ancillary Agreements, and this Agreement and the Ancillary Agreements are the legal, valid and binding obligations of Vialta, enforceable against Vialta in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     SECTION 4.10 COOPERATION IN OBTAINING NEW AGREEMENTS. ESS Technology understands that, prior to the Distribution Date, Vialta has derived benefits under certain agreements between ESS Technology and third parties, which agreements are not being assigned to Vialta in connection with the Distribution. Upon the request of Vialta, ESS Technology agrees to make introductions to appropriate Vialta personnel to ESS Technology's contacts at such third parties, and agrees to provide reasonable assistance to Vialta, at ESS Technology's own expense, so that Vialta may obtain agreements from such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to ESS Technology. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements with Vialta, (ii) attending meetings and negotiating sessions with Vialta and such third parties, and (iii) participating in buying consortiums with Vialta. If there are any agreements between ESS Technology and third parties that are being assigned to Vialta by ESS Technology in connection with the Distribution, ESS Technology agrees to assist Vialta in seeking and obtaining the consent of such third parties to such assignment.

     4.11 INSURANCE MATTERS.

          (a) Vialta Insurance Coverage After the Distribution Date. From and after the Distribution Date, Vialta shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from ESS's insurance programs. Notwithstanding the foregoing, ESS, upon the request of Vialta, shall use all reasonable efforts to assist Vialta in the transition to its own separate insurance programs from and after the Distribution Date, and shall provide Vialta with any information that is in the possession of ESS and would in any way facilitate Vialta's ability to either obtain insurance coverages for Vialta or to assist Vialta in preventing unintended self-insurance, in whatever form.

          (b) Cooperation and Agreement not to Release Carriers. Each of ESS and Vialta will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of ESS and Vialta, at the request of the other, shall cooperate with and use reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither ESS nor Vialta, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by this Distribution Agreement or any Ancillary Agreement, after the Distribution Date, neither ESS nor Vialta shall (and shall ensure that no member of their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this Section 4.11(b) shall (i) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (ii) require any member of any Group to pay any premium or other amount or to incur any Liability, or (iii) require any member of any Group to renew, extend or continue any policy in force.

          (c) Procedures With Respect to Insured Vialta Liabilities.

               (i) Insurance Pursuit. ESS shall obtain Vialta's prior approval, which approval shall not be unreasonably withheld, prior to independently pursuing insurance recoveries from Insurance Policies for Insured Vialta Liabilities. All such efforts shall be at ESS's sole cost and expense.

               (ii) Management of Claims. Except as otherwise inconsistent with the provisions of any applicable Insurance Policy, the defense of claims, suits or actions giving rise to potential or actual Insured Vialta Liabilities will be managed (in conjunction with ESS's insurers, as appropriate) by the representative of Vialta that would have had responsibility for managing such claims, suits or actions had such Insured Vialta Liabilities been Vialta Liabilities.

          (d) Procedures With Respect to Insured ESS Liabilities.

               (i) Insurance Pursuit. Vialta shall obtain ESS' prior approval, which approval shall not be unreasonably withheld, prior to pursuing insurance recoveries from Insurance Policies for Insured ESS Liabilities. All such efforts shall be at Vialta's sole cost and expense.

               (ii) Management of Claims. Except as otherwise inconsistent with the provisions of any applicable Insurance Policy, the defense of claims, suits or actions giving rise to potential or actual Insured ESS Liabilities will be managed (in conjunction with Vialta's insurers, as appropriate) by the representative of ESS that would have had responsibility for managing such claims, suits or actions had such Insured ESS Liabilities been ESS Liabilities.

          (e) Cooperation. ESS and Vialta will cooperate with each other in all respects, and they shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this Section 4.11.

          (f) No Assignment or Waiver. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the ESS Group or the Vialta Group in respect of any Insurance Policy or any other contract or policy of insurance.

          (g) No Liability. Vialta does hereby, for itself and as agent for each other member of the Vialta Group, agree that no member of the ESS Group shall have any Liability whatsoever as a result of the insurance policies and practices of ESS and its Subsidiaries as in effect at any time after the Distribution Date, including without limitation as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

          (h) Further Agreements. The Parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertake pursuant to this Distribution Agreement or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in this Distribution Agreement and any Ancillary Agreement.

                                   ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE ESS TECHNOLOGY GROUP OR VIALTA GROUP BE LIABLE TO ANY OTHER MEMBER OF THE ESS TECHNOLOGY GROUP OR VIALTA GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     SECTION 5.2 ENTIRE AGREEMENT. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     SECTION 5.3 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to SECTION 4.6 above.

     SECTION 5.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of ESS Technology without the approval of Vialta. In the event of termination pursuant to this SECTION 5.4, no party shall have any liability of any kind to the other party.

     SECTION 5.5 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

         If to ESS Technology, Inc.:
         --------------------------

                  ESS Technology, Inc.
                  48401 Fremont Boulevard
                  Fremont, CA  94538
                  Attention:  Chief Executive Officer
                  Facsimile No.:  (510) 492-1098

         with a copy to:

                  Orrick Herrington & Sutcliffe LLP
                  1020 Marsh Road
                  Menlo Park, CA  94025
                  Attention:  Peter Cohn
                  Facsimile No.:  (650) 614-7401

         If to Vialta:
         ------------

                  Vialta, Inc.
                  48461 Fremont Boulevard
                  Fremont, CA  94538
                  Attention: Chief Executive Officer
                  Facsimile No.:  (510) 492-1980

         with a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Michelle Rowe Hallsten
                  Facsimile No.:  (916) 930-3201

ESS Technology and Vialta may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this SECTION 5.5.

     SECTION 5.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     SECTION 5.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the ESS Technology Group and each member of the Vialta Group. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

     SECTION 5.8 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

     SECTION 5.9 WAIVER OF BREACH. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

     SECTION 5.10 AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of ESS Technology and Vialta by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

     SECTION 5.11 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     SECTION 5.12 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

     SECTION 5.13 ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

     SECTION 5.14 FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

     SECTION 5.15 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement executed in connection herewith, the provisions of such Ancillary Agreement shall prevail.

                                   ARTICLE VI

                                   DEFINITIONS

     SECTION 6.1 ANCILLARY AGREEMENTS. "ANCILLARY AGREEMENTS" has the meaning set forth in SECTION 2.1 hereof.

     SECTION 6.2 BUSINESS DAY. "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

     SECTION 6.3 CODE. "CODE" has the meaning set forth in the Recitals hereof.

     SECTION 6.4 COMMISSION. "COMMISSION" has the meaning set forth in SECTION 3.1(a) hereof.

     SECTION 6.5 DISPUTES. "Disputes" has the meaning set forth in SECTION 4.6 hereof.

     SECTION 6.6 DISTRIBUTION. "Distribution" means Mellon Investor Services.

     SECTION 6.7 DISTRIBUTION AGENT. "Distribution Agent" has the meaning set forth in SECTION 3.2 hereof.

     SECTION 6.8 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in SECTION 3.2 hereof.

     SECTION 6.9 Distribution Ratio. "Distribution Ratio" has the meaning set forth in SECTION 3.2 hereof.

     SECTION 6.10 ESS LIABILITIES

             "ESS LIABILITIES" means any liability arising from the action or inaction of any one or more members of the ESS Technology Group.

     SECTION 6.11 ESS TECHNOLOGY GROUP. "ESS TECHNOLOGY GROUP" means ESS Technology and each Subsidiary of ESS Technology (other than any member of the Vialta Group) immediately after the Distribution Date, and each Person that becomes a Subsidiary of ESS Technology after the Distribution Date.

     SECTION 6.12 ESS TECHNOLOGY'S AUDITORS. "ESS TECHNOLOGY'S AUDITORS" has the meaning set forth in SECTION 4.3(b) hereof.

     SECTION 6.13 EXCHANGE ACT. "EXCHANGE ACT" has the meaning set forth in
SECTION 3.1(a) hereof.

     SECTION 6.14 FORM 10 REGISTRATION STATEMENT. "FORM 10 REGISTRATION STATEMENT" shall mean the Form 10 Registration Statement described in SECTION 3.1(a) including any amendments or supplements thereto.

     SECTION 6.15 GAAP. "GAAP" means generally accepted accounting principals promulgated by the Financial Accounting Standards Board, in effect on the Distribution Date, consistently applied.

     SECTION 6.16 GOVERNMENTAL APPROVALS. "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     SECTION 6.17 GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     SECTION 6.18 GRAY CARY. "GRAY CARY" has the meaning set for in SECTION 1.2 hereof.

     SECTION 6.19 INFORMATION. "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     SECTION 6.20 INSURANCE POLICIES

          "INSURANCE POLICIES" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.INSURED VIALTA LIABILITIES "INSURED VIALTA LIABILITIES" means any Vialta Liabilities to the extent covered under the terms of ESS's Insurance Policies.

     SECTION 6.22 INSURED ESS LIABILITIES

          "INSURED ESS LIABILITIES" means any ESS Liabilities to the extent covered under the terms of Vialta's Insurance Policies.

     SECTION 6.23 LIABILITIES

          "LIABILITIES" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

     SECTION 6.24 PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     SECTION 6.25 RECORD DATE. "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of ESS Technology as the record date for determining the shareholders of ESS Technology entitled to receive shares of Class A common stock of Vialta in the Distribution.

     SECTION 6.26 SUBSIDIARY. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

     SECTION 6.27 TRANSITIONAL SERVICE SCHEDULES. "TRANSITIONAL SERVICE SCHEDULES" shall have the meaning set forth in Article 2 of the Master Transitional Services Agreement.

     SECTION 6.28 VIALTA'S AUDITORS. "VIALTA'S AUDITORS" has the meaning set forth in SECTION 4.3(a) hereof.

     SECTION 6.29 VIALTA GROUP. "VIALTA GROUP" means Vialta and each Subsidiary of Vialta immediately after the Distribution Date and each Person that becomes a Subsidiary of Vialta after the Distribution Date.

     SECTION 6.30 VIALTA LIABILITIES

          "VIALTA LIABILITIES" shall mean any liabilities arising from the action or inaction of any one or more members of the Vialta Group.

                  [Remainder of page intentionally left blank]

     WHEREFORE, the parties have signed this Master Distribution Agreement effective as of the date first set forth above.

ESS TECHNOLOGY, INC.                         VIALTA, INC.


By:                                          By:
   ---------------------------------            --------------------------------

Name:                                        Name:
      ------------------------------               -----------------------------

Title:                                       Title:
      ------------------------------               -----------------------------

                                    EXHIBIT A

                   CERTIFICATE OF SECRETARY OF ESS TECHNOLOGY

     As provided in the Master Distribution Agreement dated effective as of _____________, 2001 between ESS Technology, Inc., a California corporation ("ESS Technology"), and Vialta, a Delaware corporation (the "Agreement"), the undersigned Secretary of ESS Technology hereby certifies that ESS Technology directs Orrick Herrington & Sutcliffe, LLP, to make the deliveries and receipts on behalf of ESS Technology as provided in Section 1.3 of the Agreement.

                                                  ------------------------------
                                                  Secretary

      Dated:                         , 2001
            ------------------------

                                    EXHIBIT B

                       CERTIFICATE OF SECRETARY OF VIALTA

     As provided in the Master Distribution Agreement dated effective as of ____________, 2001 between ESS Technology, Inc., a California corporation, and Vialta, a Delaware corporation ("Vialta") (the "Agreement"), the undersigned Secretary of Vialta hereby certifies that Vialta directs Gray Cary Ware & Freidenrich LLP to make the deliveries and receipts on behalf of Vialta as provided in Section 1.3 of the Agreement.


                                                  ------------------------------
                                                  Secretary

      Dated:                         , 2001
            ------------------------

                                    EXHIBIT C

                MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                                    EXHIBIT D

                           EMPLOYEE MATTERS AGREEMENT

                                    EXHIBIT E

                       TAX SHARING AND INDEMNITY AGREEMENT

                                    EXHIBIT F

                          REAL ESTATE MATTERS AGREEMENT

                                    EXHIBIT G

                    MASTER CONFIDENTIAL DISCLOSURE AGREEMENT

                                    EXHIBIT H

                     MASTER TRANSITIONAL SERVICES AGREEMENT